EXHIBIT 10

                          PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made as of the 17th day of December, 2004 by and among TMS, INC., an Oklahoma corporation ("TMS"), MEASUREMENT INCORPORATED, a North Carolina corporation ("MI"), and VSC TECHNOLOGIES, LLC, a Delaware limited liability company (the "Company").

                              W I T N E S S E T H

     WHEREAS, TMS is the owner of a 50% Membership Interest (the "TMS Interest") in the Company; and

     WHEREAS, MI is the owner of the other 50% Membership Interest in the Company; and

     WHEREAS, TMS desires to sell and MI agrees to purchase the TMS Interest pursuant to the terms and conditions of this Agreement; and

     WHEREAS, TMS is selling all of its assets, including, but not limited to, the TMS Rights and Non-VSC Technology (as defined in the Operating Agreement) excluding the TMS Interest to PIC Acquisition, Inc. an Oklahoma Corporation, a wholly owned subsidiary of Pegasus Imaging Corporation, a Florida Corporation ("Pegasus"); and

     WHEREAS, a condition of the sale of the other assets of TMS to Pegasus is the sale of the TMS Interest to MI; and

     WHEREAS, Pegasus intends to hire certain employees of TMS, to perform certain services for MI and to agree to certain licenses and other agreements as set for the herein; and

     WHEREAS, as a result of the purchase and sale of the TMS Interest and in consideration thereof, MI, TMS, and the Company desire as of the Closing Date to terminate certain agreements between MI, TMS and the Company and enter into new agreements for the licensing and performance of services by Pegasus after Closing; and

     WHEREAS, MI, TMS and the Company are parties to the following agreements:

     1.   Master Agreement dated October 10, 2002 (the "Master Agreement").

     2. Operating Agreement of VSC Technologies, LLC dated October 10, 2002 (the "Operating Agreement");

     3. LLC DMR License Agreement between TMS and the Company dated October 10, 2002 (the "LLC DMR Agreement");

     4. MI DMR License and Service Agreement between TMS and MI dated October 10, 2002 (the "MI DMR Agreement");

     5. MI VSC License and Service Agreement among the Company, TMS and MI dated October 10, 2002 (the "MI VSC Agreement");

     6. TMS VSC License Agreement between the Company and TMS dated October 10, 2002 (the "TMS VSC Agreement"); and

     7. Comprehensive Preferred Escrow Agreement among DSI Technology Escrow Services, Inc. ("DSI"), TMS, MI and the Company effective as of October 10, 2002 (the "Escrow Agreement").

     The Master Agreement, the Operating Agreement, the LLC DMR Agreement, the MI DMR Agreement, the MI VSC Agreement, the TMS VSC Agreement and the Escrow Agreement are sometimes hereinafter collectively referred to as the "VSC Agreements"; and

     WHEREAS, capitalized terms in this Agreement not otherwise defined in this Agreement shall have the meaning ascribed to them in Exhibit 1, attached hereto and incorporated by reference; and

     NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, the sufficiency and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                       PURCHASE AND SALE OF TMS INTEREST

     1.1 Purchase of TMS Interest. TMS agrees to sell and MI agrees to purchase, the TMS Interest upon the terms and conditions hereinafter set forth.

     1.2 Consideration for TMS Interest. The purchase price for the TMS Interest shall be Two Hundred and Fifty Thousand and no/100 Dollars ($250,000) (the "Purchase Price").

     1.3 Payment for TMS Interest. Subject to performance of the conditions to Closing as set forth in this Agreement, the Purchase Price shall be paid to TMS at Closing (as hereinafter defined) in immediate available funds.

                                   ARTICLE II

                      ADDITIONAL COVENANTS AND AGREEMENTS

     2.1 Indemnity. Effective upon the purchase and sale of the TMS Interest under this Agreement, and subject to the following terms and conditions, MI shall indemnify and hold TMS harmless against all costs and expenses and any judgment TMS may incur as a result of any patent infringement lawsuit, claim, suit or action regarding the VSC Technology filed by NCS Pearson, Inc. ("NCS") or any of its affiliates, or any successors or assigns of NCS (an "Action").

          2.1.1 MI shall have the right in an Action to select counsel for the representation of any or all of MI, TMS and the Company and to control defense strategy and any settlements involving the Company or TMS. TMS may retain its own counsel other than that counsel selected by MI; however, in such event TMS shall be responsible for the legal costs associated with such additional representation, unless such additional representation is occasioned by: (i) the demands of MI, or (ii) the opinion by MI counsel that its joint representation of TMS and MI or TMS and the Company, or TMS, MI and the Company is impermissible or likely impermissible under pertinent standards of professional responsibility for the legal profession. Currently a matter is pending in the United States District Court for the Eastern District of North Carolina, Western Division, Court File No. 5:02W-778-H(3) captioned "Measurement Incorporated; TMS, Inc. (authorized to do business in North Carolina under the name TMSSequoia Corp.); and VSC Technologies, LLC vs. NCS Pearson, Inc." (the "Lawsuit"). In no event shall this Section 2.1 be deemed to be an admission of liability on the part of the Company, MI or TMS, it being understood that this Section 2.1 arises solely as a result of general threats and allegations by NCS, and the counterclaims filed in the Lawsuit all of which the Company, MI and TMS believe to be unsubstantiated. For purposes of this Section 2.1, the Lawsuit is considered an Action.

          2.1.2 MI shall indemnify and hold TMS harmless against the amount of any judgment entered against TMS in an Action, less any amounts recovered through other means such as insurance by TMS. MI shall be entitled to seek a stay and/or appeal of any judgment and shall not be obligated to make payment thereon unless and until such judgment has become final and nonappealable so long as failure to make such payment does not result in an execution, liens or encumbrances on assets of TMS or prevent TMS from making a final distribution to its shareholders. MI's obligation to indemnify TMS shall not extend to any sanctions imposed by a court as a result of TMS's noncompliance with orders of the court during the prosecution or defense of any Action, except those taken by or at the direction of MI or MI's counsel.

          2.1.3. In addition to the right of MI to file motions for stay of judgment, TMS shall have an independent right to file a motion in an Action to stay any judgment, (i) at MI's cost and expense if MI has breached its obligations under Section 2.1.2, or (ii) otherwise, at the sole cost and expense of TMS, provided however that TMS may only have such right in the event that TMS is likely to suffer irreparable harm by such judgment.

          2.1.4 MI shall have the authority to settle all Actions on behalf of the Company and TMS, and TMS shall join in all settlement agreements as requested by the Company or MI, so long as such settlement does not result in any monetary obligations on the part of TMS not paid by MI or result in any material diminishment in the value of any asset of TMS or its successors . TMS shall not be responsible for settlement costs paid to NCS.

          2.1.5 TMS represents and warrants that TMS has only licensed the VSC Technology in three contracts which could form the basis of a claim by NCS against TMS; provided however, the validity of any such claim is denied. Specifically these three contracts are with the following entities: (i) North Dakota Department of Public Instruction Contract Service Agreements, dated December 20, 2000, July 1, 2001 and May 22, 2002; (ii) Denver Public Schools, dated October 17, 2001, with a renewal dated August 1, 2002 and a renewal by cash payment on March 8, 2004 and a renewal by purchase order dated July 30, 2004; and (iii) MI (i.e., the VSC Agreements), dated October 10, 2002. Additionally TMS represents and warrants that TMS performed services to allow New York City Public Schools and Alberta Learning in Canada the ability to try out the VSC Technology, however such trials did not result in a license of the VSC Technology, nor was TMS reimbursed for any costs associated with performing such services.

          2.1.6 TMS (by and through Deborah D. Mosier as coordinator (the "Coordinator")) will provide all reasonable cooperation and assistance needed by MI in the defense of an Action, including, without limitation, providing testimony, technical knowledge and Documents within the possession of TMS and identifying any known witnesses and their last known whereabouts, at no cost to the Company or MI, except for any reasonable travel or duplication costs, approved in advance by MI, incurred in connection with an Action through December 31, 2004. Beginning January 1, 2005, Deborah D. Mosier will continue to perform services as the Coordinator at a rate of $75.00 per hour, plus reasonable travel and other administrative costs, approved in advance by MI, and incurred in connection with the Action. It shall be a condition to the obligation of MI to close the purchase and sale under this Agreement, that Pegasus shall enter into an agreement with MI (the "Pegasus Software Development Services Agreement") attached hereto as Exhibit 2. The term "Documents" as used herein shall have the broadest meaning ascribed to it under the Federal Rules of Civil Procedure

          2.1.7 In the event that Deborah D. Mosier refuses to perform the duties of Coordinator in a manner satisfactory to MI, then TMS shall appoint a corporate representative of TMS to replace her as Coordinator. Without limiting the generality of Section 2.1.6, Coordinator shall be responsible for (1) assembling and organizing all Documents necessary in the defense and prosecution of the Action relative to TMS;(2) responding to discovery requests in the Lawsuit and any other Action relative to TMS; (3) assisting in the preparation of discovery requests in the Lawsuit and any other Action relative to TMS; and (4) executing on behalf of TMS any settlement or legal document required to be executed by TMS. Coordinator shall promptly and timely perform such actions on behalf of TMS at the request of MI and the Company.

          2.1.8. TMS represents and warrants that it shall perform through its Coordinator monthly updates to what it previously provided in the way of Documents reasonably believed to be relevant to an Action, effective December 17, 2004 and shall deliver such update to MI during the following week and monthly thereafter. Should there be no updates of any Documents reasonably believed to be relevant to an Action, for a particular month ,then TMS shall so indicate in its monthly update letter.

          2.1.9 The obligations of the parties under this Section 2.1 shall survive Closing.

     2.2 Cancellation of Development Costs Due. At Closing, the Company and MI shall cancel the obligation of repayment of additional contribution for Development Costs in the amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) and TMS shall have no further obligation to contribute to past or future Development Costs.

     2.3 Cancellation of Tax Preparation Obligation. At Closing, MI shall cancel TMS' one-half share of its obligation for payment of the preparation of the Company's tax return and MI shall assume responsibility for full payment of the preparation of the Company's tax return.

     2.4 Assignment. At Closing, TMS shall assign, give, grant, transfer, sell and convey the TMS Interest to MI and any and all right, title and interest which TMS has under any provision of the Operating Agreement and in and to any of the assets of the Company, in form reasonably satisfactory to MI and TMS (the "Assignment and Agreement"). The Assignment shall provide that MI shall assume the obligations of TMS as of the Closing Date provided, that (i) the representations and warranties of TMS under Section 5.1.3 and Section 7.1.1 of the Operating Agreement shall remain in full force and effect, (subject to the Lawsuit). (ii) the grants and assignments under Section 7.1.1 of the Operating Agreement shall be continued and superceded by the terms of the license in
Section 2.6 below (iii) the sublicense of rights from the Company to TMS under
Section 7.2 of the Operating Agreement shall terminate and be of no further force and effect, (iv) the LLC DMR Agreement, MI DMR Agreement, MI VSC Agreement, and the TMS VSC Agreement, as well as the Escrow Agreement shall be terminated as provided in this Agreement and MI and TMS shall enter into certain new license agreements prior to Closing as provided in this Agreement, (v) TMS shall remain subject to and bound by Article XI of the Operating Agreement, and
(vi)) TMS shall waive and release all claims against the Company and MI, and their respective officers, directors, and employees, and all rights in and to the Company, the VSC Agreements, VSC Products, VSC Services and the VSC Technology, except for claims against MI pursuant to an Action and this Agreement.

     2.5 Licenses. At Closing, MI and the Company shall enter into license agreements with Pegasus for the Product Applications and Product Toolkits, attached as Exhibit 3 and Exhibit 4, respectively to this Agreement (the "DMR VAR Agreement" and the "Product Toolkits VAR Agreement").

     2.6 Termination of Agreements. At Closing, MI, the Company and TMS shall terminate the following:

          2.6.1 LLC DMR Agreement. The LLC DMR Agreement shall be terminated (the "LLC DMR Termination") and MI, the Company and Pegasus shall enter into the DMR VAR Agreement pursuant to Section 2.5 above.

          2.6.2 MI DMR Agreement. The MI DMR Agreement shall be terminated (the "MI DMR Termination") and MI and Pegasus shall enter into DMR VAR Agreement pursuant to Section 2.5 above.

          2.6.3 MI VSC Agreement. The MI VSC Agreement shall be terminated in its entirety and the same shall be void and of no further force and effect (the "MI VSC Termination").

          2.6.4 TMS VSC Agreement. The TMS VSC Agreement shall be terminated in its entirety and the same shall be void and of no force and effect (the "TMS VSC Termination").

          2.6.5 Escrow Agreement. DSI, TMS, MI, and the Company shall terminate the Escrow Agreement (the "Escrow Termination"). Prior to Closing, MI shall provide to DSI a letter notifying of a release condition (the "MI Release Letter"). At Closing, TMS shall issue a letter to DSI confirming the release condition and authorizing the release of all Deposit Materials and all Deposit Updates (as defined in the Escrow Agreement) (the "TMS Release Letter").

          2.6.6 Master Agreement. The Master Agreement shall be terminated in its entirety and the same shall be void and of no force and effect (the "Master Agreement Termination").

     2.7 Consent to Termination of Agreements. As a condition to the obligation of MI to the close of the purchase and sale of the TMS Interest, Pegasus shall consent to the termination of the agreements in Section 2.6 above, in form satisfactory to MI (the "Pegasus Termination Consent").

     2.8 Employee Assignments. To the extent not already previously provided, at Closing, TMS shall deliver copies of all assignments of all of its employees and all other Persons who have worked on or contributed to in any way the creation or development of the VSC Technology, of their rights thereto to TMS (the "Employee VSC Assignments") and which supported TMS' representation and warranty in Section 7.1.1 (aa) of the Operating Agreement. TMS represents and warrants that the employees and other Persons listed in a - w below were to its knowledge the only employees and other Persons who worked on or contributed in any way to the creation or development of the VSC Technology. It is understood and agreed that the Company or MI will bear all out-of-pocket costs, not otherwise reimbursed, associated with any employee complying with any request, except for those internal and administrative costs incurred by TMS and/or Pegasus.

a.       Daily, Stephen R.
b.       Denney, Jason
c.       Fox, Sequoyah Lane
d.       Goins, Peter K.
e.       Henson, Vaughn
f.       Hilsabeck, David A.
g.       Hinchey, Chris L.
h.       Housman, Coy
i.       Jennings, Greg
j.       Johnson, Scott
k.       Kennedy, Timothy E.
l.       Kinzie, Erin
m.       Klarfeld, Deborah
n.       McClure, Shari G.
o.       Morgan, Scott
p.       Mosier, Deborah D
q.       Payne, Michael
r.       Scanlan, Richard P.
s.       Scoles, Stace
t.       Shilling, Jamie
u.       Taylor, Garland S.
v.       Tolle, Larry
w.       Zhang, Rachel

     2.9 Books and Records. Pursuant to Section 5.4 of the Operating Agreement, TMS has the obligation to keep and maintain proper and complete books of account and to maintain a bank account on behalf of the Company. At Closing, TMS shall deliver true, complete and accurate copies of all books of account of the Company, shall close the bank account opened by TMS on behalf of the Company and shall transfer all funds in the bank account to MI. TMS shall forward to MI all books and records relating to the Operating Agreement and the Program (the "TMS Books and Records"). After Closing, TMS shall not be entitled to the accounting service fee set forth in Section 3.4.2 of the Operating Agreement.

     2.10 Public Announcements. Any press release or similar public statement by either party concerning the relationship between the parties or this Agreement shall not be made without the prior written consent and participation by the other parties; provided, however, that any party may make any such release or announcement which is necessary or appropriate for the releasing party or its affiliates to make in order to comply with applicable laws or regulations, to include, without limitation, any such release, announcement of filing, required pursuant to applicable state or federal securities laws or the rules or requirements of the Securities and Exchange Commission or any exchange upon which the stock of the releasing party is listed or necessary in connection with any bid or proposal to a customer.

     2.11 Accounting. At Closing, MI shall pay any remaining Development Costs owed to TMS for work performed to date pursuant to Section 5.2 of the Operating Agreement.

     2.12 Inventors. At Closing, TMS shall deliver originals of all assignments of its employees and all other Persons who have worked on or contributed to the creation or development of the TMS Patent Rights of their rights thereto to TMS (the "TMS Patent Assignments"). TMS agrees to cooperate and make available, where applicable, those inventors in its employ (the "Inventors") of that invention entitled "CONSTRUCTED RESPONSE SCORING SYSTEM" (the "Invention"), for which a United States Patent Application was filed on June 2, 2003 as Serial No. 10/452,859 and which was assigned to the Company as part of the terms of the Operating Agreement, upon request by the Company or MI to execute any documents, provide any truthful testimony, and do any lawful act deemed reasonably necessary by the Company or MI to prosecute or protect its rights in the Invention. It is understood and agreed that the Company or MI will bear all out-of-pocket costs, not otherwise reimbursed, associated with Inventors complying with any request, except for those internal and administrative costs incurred by TMS.

     2.13 Confidentiality.

          2.13.1 It is anticipated that a party may receive confidential information of another party ("Confidential Information"). Accordingly, each party agrees as follows, concerning the Confidential Information of another party, during the pendency of this Agreement or any license agreements attached as an exhibit to this Agreement, and for a period of five (5) years following date of the last agreement to terminate:

               (a) The party receiving Confidential Information of a disclosing party shall not reproduce or disclose such Confidential Information in any form except with the prior written consent of the disclosing party or where required by law;

               (b) Confidential Information shall remain the property of the disclosing party and the party receiving such Confidential Information shall use the Confidential Information only for the purpose of performing its obligations under this Agreement or any Exhibit to this Agreement, and shall return such Confidential Information upon request of the disclosing party; and

               (c) The receiving party shall use precautions in protecting the Confidential Information of the disclosing party at least as stringent as it uses to protect its own proprietary and confidential information.

          2.13.2 Scope of Confidential Information. It is understood that the term Confidential Information does not include information:

               (a) which is independently developed by the receiving party or lawfully received free of restriction from another source having the right to so furnish such information; or

               (b) after it has become generally available to the public without breach of this Agreement by the receiving party; or

               (c) which at the time of disclosure to the receiving party was known to such party free of restriction; or

               (d) which the disclosing party agrees in writing is free of such restrictions.

     2.14 The Post Closing Escrow Agreement. MI, the Company and Pegasus shall enter into a new escrow agreement with DSI Technology Escrow Services, Inc. for the escrow of the Product Toolkit source code (the "Escrow Materials"), in substantially the form attached hereto as Exhibit 5 (The "Post Closing Escrow Agreement")

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of TMS. TMS hereby represents and warrants to MI and the Company, which representations and warranties shall be true at Closing as follows:

          3.1.1 TMS is a corporation duly organized, validly existing and in good standing under the laws of Oklahoma. TMS has full power and authority to own its properties and conduct the business presently being conducted by it. TMS has full legal power, authority and capacity to execute this Agreement and to consummate the transactions contemplated by this Agreement.

          3.1.2 The execution, delivery and performance of this Agreement by TMS and all other agreements referenced herein to which TMS is a party have been duly authorized and approved by all requisite action on the part of the Board of Directors of TMS and prior to Closing will be duly authorized and approved by all requisite action of the shareholders of TMS. This Agreement and all other agreements referenced herein to which TMS is a party constitute the valid and binding obligation of TMS and is enforceable against TMS in accordance with its terms, except as such enforceability may be limited to bankruptcy, insolvency, reorganization, moratorium and other similar law relating to or limiting creditors' rights generally and by equitable principals.

          3.1.3 TMS has valid, marketable title to the TMS Interest, free and clear of all claims, liens, charges, encumbrances and equities whatsoever (including, but not limited to claims by the Oklahoma Department of Revenue, whether asserted or inchoate). TMS has full rights, power and authority to sell, transfer and deliver the TMS Interest. The sole right, title and interest in and to the TMS Interest is vested in TMS. TMS hereby acknowledges that TMS has no past, present or future interest in or claim to the Company other than the TMS Interest being transferred pursuant to this Agreement. No other party has any rights or claims to possession of the TMS Interest and the TMS Interest is not subject to any option, contract, agreement, or arrangement or understanding that would restrict the ability or TMS to transfer the TMS Interest to MI as contemplated herein.

          3.1.4 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (a) violate any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to TMS or any permit, license or approval of any governmental entity, (b) conflict with any provision of Certificate of Incorporation or Bylaws of TMS, (c) result in any violation of and will not conflict with or result in a breach of any terms of, or constitute a default under, any mortgage, instrument or agreement to which TMS is a party or by which TMS or the TMS Interest is bound or create any lien upon the TMS Interest, or (d) require any notice to or consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental entity or other third party, except reports with the Securities and Exchange Commission ("SEC") as required under the SEC regulations.

          3.1.5 Other than the Lawsuit, there is no suit, action or proceeding pending against TMS relating to the TMS Interest or the transactions contemplated hereby nor is there any suit, action or proceeding threatened against TMS relating to the TMS interest or the transactions contemplated hereby.

          3.1.6 Except as expressly waived or permitted by the SEC, TMS has filed and shall timely file all reports and documents required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Securities and Exchange Commission thereunder.

          3.1.7 TMS is not insolvent and will not be rendered insolvent, or otherwise unable to meet its obligations as they become due as a result of the transfer contemplated by this Agreement. No solvency proceeding of any kind which shall affect TMS is or at Closing shall be pending or threatened.

          3.1.8 TMS and/or Pegasus, as the case may be, has delivered all Updates to the Company and/or Escrow Agent required to date under the VSC Agreements and prior to Closing, will have delivered all Updates required prior to the Closing Date.

          3.1.9 Except for the following listed contractors, all work created for the Company by TMS was performed by employees of TMS and was work created for hire:

a.       Adamson, Ken
b.       Crosthwaitt, Robert
c.       Raymond, PJ

          3.1.10 No claims have been made against the Company, MI, or their respective officers, directors or employees, by TMS and there is no basis for any claim of TMS against any one of them.

          3.1.11 TMS has complied with all terms, covenants, conditions, disclosure requirements and notices in the Operating Agreement applicable to or required by TMS or the TMS Interest and in the VSC Agreements, there is no default by TMS under the Operating Agreement and there is no act or omission of TMS with which notice or passage of time could become a default.

          3.1.12 TMS has no Additional Technology pursuant to Section 7.1.3 of the Operating Agreement.

          3.1.13 TMS has no knowledge of any Actions (as defined in Section 7.9 of the Operating Agreement) or threatened Actions pursuant to Section 7.9 of the Operating Agreement except the Lawsuit.

          3.1.14 TMS has valid, marketable title to the TMS Rights and Non-VSC Technology, free and clear of all claims, liens, charges, encumbrances and equities whatsoever (including, but not limited to claims by the Oklahoma Department of Revenue, whether asserted or inchoate).

     3.2 Representations and Warranties of MI. MI hereby represents and warrants to TMS, which representations and warranties shall be true at Closing, as follows:

          3.2.1 MI is a corporation duly organized, validly existing and in good standing under the laws of North Carolina, MI has full power and authority to own its properties and conduct the business presently being conducted by it. MI has full legal power, authority and capacity to execute this Agreement and to consummate the transactions contemplated by this Agreement.

          3.2.2 The execution, delivery and performance of this Agreement by MI have been duly authorized and approved by all requisite action on the part of the Board of Directors of MI. This Agreement constitutes the valid and binding obligation of MI and is enforceable against MI in accordance with its terms, except as such enforceability may be limited to bankruptcy, insolvency, reorganization, moratorium and other similar law relating to or limiting creditors' rights generally and by equitable principals.

          3.2.3 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (a) violate any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to MI or any permit, license or approval of any governmental entity, (b) conflict with any provision of the Articles of Incorporation or Bylaws of MI, (c) result in any violation of and will not conflict with or result in a breach of any terms of, or constitute a default under, any mortgage, instrument or agreement to which MI is a party or by which MI or the MI Interest is bound or create any lien upon the MI Interest, or (d) require any notice to or consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental entity or other third party.


                                   ARTICLE IV
                              DELIVERY AT CLOSING

     4.1 Deliveries by TMS at Closing. At the Closing, TMS shall convey, transfer, assign and deliver to MI all of TMS' right, title and interest in the TMS Interest, with good and merchantable title included therein, free and clear of all liens. TMS shall deliver or cause to be delivered to MI:

          4.1.1 The Pegasus Software Development Services Agreement pursuant to
     Section 2.1.6.

          4.1.2 The Assignment and Agreement pursuant to Section 2.4.

          4.1.3 The DMR VAR Agreement and The Product Toolkits VAR Agreement pursuant to Section 2.5.

          4.1.4 The TMS Release Letter pursuant to Section 2.6.5.

          4.1.5 The DMR Update Release pursuant to Section 2.6.5.

          4.1.6 The Pegasus Termination Consent pursuant to Section 2.7

          4.1.7 The Employee VSC Assignments pursuant to Section 2.8.

          4.1.8 The TMS Books and Records pursuant to Section 2. 9.

          4.1.9 The remaining Development Costs, if any, pursuant to Section
     2.11.

          4.1.10 The TMS Patent Assignments pursuant to Section 2.12.

          4.1.11 Good Standing Certificate of recent date for TMS from the Secretary of State of Oklahoma.

          4.1.12 UCC search results evidencing that there is no lien on the TMS Interest, the TMS Rights or the Non-VSC Technology.

          4.1.13 Certified copy of the corporate resolutions adopted by the board of directors of TMS authorizing this Agreement and the transactions contemplated hereunder.

          4.1.14 Any other documents reasonably required by MI to consummate the transactions contemplated in this Agreement.

     4.2 Deliveries by MI at Closing. At Closing, MI shall deliver to TMS:

          4.2.1 The Purchase Price.

          4.2.2 Counterparts of the documents set forth in Section 4.1 to which MI is a party.

          4.2.3 The MI Release Letter pursuant to Section 2.6.5.

          4.2.4 Any unpaid Development Costs.

     4.3 Deliveries by the Company at Closing. At Closing, the Company shall deliver counterparts of the documents set forth in Section 4.1 to which MI is a party.


                                   ARTICLE V
                          CONDITIONS PRECEDENT TO THE
                             OBLIGATIONS OF PARTIES

     5.1 All obligations of MI under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions:

          5.1.1 All representations and warranties of TMS contained in this Agreement shall have been true when made and shall be true at and as of the Closing Date. TMS has complied with all covenants and conditions required to be performed or complied with prior to or at the Closing Date.

          5.1.2 No action, suit or proceeding shall be pending or threatened by or before any court or governmental entity in which it sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          5.1.3 All authorizations, approvals, permits or consents of any governmental entity or third person, necessary for the consummation of the transactions contemplated by this Agreement shall have been duly obtained by TMS in writing, shall be effective on the Closing Date and shall have been delivered to MI.

          5.1.4 TMS shall have delivered to MI, fully executed by all applicable parties, each of the items specified in Section 4.1 of this Agreement.

          5.1.5 TMS shall have transferred substantially all of its assets (including, but not limited to the TMS Rights and non-VSC Technology but excluding the TMS Interest) to Pegasus and shall provide confirmation thereof satisfactory to MI.

     5.2 All obligations of TMS under this Agreement as subject to the fulfillment prior to or at the Closing of each of the following conditions:

          5.2.1 All representations and warranties of MI contained in this Agreement shall have been true and made and shall be true at and as of the Closing Date. MI has complied with all covenants and conditions required to be performed or complied with prior to or at the Closing Date.

          5.2.2 No action, suit or proceeding shall be pending or threatened by or before any court or governmental entity in which it sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          5.2.3 All authorizations, approvals, permits or consents of any governmental entity or third person, necessary for the consummation of the transactions contemplated by this Agreement shall have been duly obtained by MI in writing, shall be effective on the Closing Date and shall have been delivered to TMS.

          5.2.4 MI shall have delivered to TMS, fully executed by all applicable parties, each of the items specified in Section 4.2 of this Agreement.

          5.2.5 TMS shall simultaneously close its transactions with Pegasus.

          5.2.6 The shareholders of TMS shall have approved the plan of liquidation of TMS.


                                   ARTICLE VI
                                    CLOSING

     6.1 Closing. The term "Closing" and "Closing Date" shall mean the date that the sale and purchase of the TMS Interest is completed.

     6.2 Closing Conditions. Closing shall occur simultaneously with the closing of the purchase of the TMS Rights and Non-VSC Technology by Pegasus.


                                  ARTICLE VII

     7.1 Specific Performance. MI and the Company and TMS shall have the right to specific performance.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and delivered personally or sent by Federal Express or other overnight courier or sent via facsimile to the addresses set forth below:

         To TMS:           TMS, Inc.
                           5811 Trenton Ave
                           Stillwater, OK  74074


         To MI:            Measurement Incorporated
                           423 Morris Street
                           Durham, North Carolina 27701

         To the Company:   c/o Measurement Incorporated
                           423 Morris Street
                           Durham, North Carolina 27701

     8.2 Entire Agreement. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof.

     8.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures may be transmitted by facsimile and, when so transmitted, shall constitute the execution and delivery of this Agreement by the signing parties.

     8.4 Parties in Interest; Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns. Any assignment of this Agreement or the rights hereunder by any party hereto without the prior written consent of the other parties shall be void; provided that MI may assign this Agreement or any of its rights hereunder to an affiliate.

     8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to its conflicts of laws principles.

     8.6 Schedules and Headings. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa and the masculine gender shall include the feminine and neuter. The article and section headings or titles shall not define, limit, extend or interpret the scope of this Agreement or any particular article or section.

     8.7 Severability. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid the remainder of this Agreement or the application of such provision, sentence, phrase or word to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

     8.8 No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and no other person, including but not limited to, any creditor of the Company, TMS, MI or Pegasus shall be a direct or indirect beneficiary or shall have any direct or indirect cause of action or claim in connection with this Agreement. This Agreement may be amended only by the parties hereto by an instrument in writing signed by or on behalf of each of the parties hereto.

     8.9 Waiver. Any term or provision of this Agreement may be waived only in writing by the party or parties who are entitled to the benefits being waived.

     8.10 Additional Documents. Each party hereto agrees to execute and acknowledge additional documents and writings which a party may deem necessary or desirable to implement the transactions described in this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement under seal as of the date first above written.

                               TMS:

                               TMS, INC.                                 (SEAL)

                               By:      /s/ Deborah D. Mosier            (SEAL)
                                        Name:  Deborah D. Mosier
                                        Title: President and CFO

                               MI:

                               MEASUREMENT INCORPORATED                  (SEAL)

                               By:      /s/ Henry H. Scherich            (SEAL)
                                        Name:  Henry H. Scherich
                                        Title: President

                               COMPANY:

                               VSC TECHNOLOGIES, LLC                     (SEAL)

                               BY:      Measurement Incorporated,        (SEAL)
                                        Member/Manager

                               By:      /s/ Henry H. Scherich     (SEAL)
                                        Name:  Henry H. Scherich
                                        Title: Member

                               BY:      TMS, Inc., Member/Manager        (SEAL)

                               By:      /s/ Deborah D. Mosier     (SEAL)
                                        Name:  Deborah D. Mosier
                                        Title:  Member

                                    EXHIBIT 1

"Action" shall mean any patent infringement lawsuit, claim, suit or action regarding the VSC Technology filed by NCS Pearson, Inc. or any of its affiliates, or any successors or assigns of NCS.

"Agreement" shall mean this Purchase And Sale Agreement.

"Assignment and Agreement" shall mean that agreement by and between TMS, Inc, Measurement Incorporated, and VSC Technologies, LLC, wherein TMS assigns its TMS Interest to Measurement Incorporated.

"Closing" shall mean December 17, 2004, the date that the sale and purchase of the TMS Interest is completed.

"Closing Date" shall mean December 17, 2004, the date that the sale and purchase of the TMS Interest is completed.

"Code" shall mean computer programming code and any other machine processable material necessary to complete the computer programming code.

"Company" shall mean VSC Technologies, LLC, a Delaware Limited Liability
Company.

"Coordinator" shall mean Deborah D. Mosier or a corporate representative of TMS in their capacity post Closing to provide reasonable cooperation and assistance needed by MI in the defense of an Action.

"DMR" shall mean the DMR Application which is a Product Application that is licensed to MI and the Company under the DMR VAR Agreement.

"DMR Update Release" shall mean any release/update of the DMR which occurs prior to December 31, 2004 wherein Pegasus shall release the source code to MI and the Company to such release.

"DMR VAR Agreement" shall mean the DMR Value Added Reseller ("VAR") Software Product License Agreement between Pegasus, MI and the Company granting certain license rights to MI and the Company in the Product Applications.

"Documents" shall have the broadest meaning as set forth in the Federal Rules of Civil Procedure, as amended from time to time, and shall include, but not be limited to writings, drawings, graphs, charts, photographs, phonorecords, and other data compilations from which information can be obtained.

"Documentation" shall mean textual and/or graphic material, perceivable directly by humans and/or with the aid of a device or machine.

"DSI" shall mean DSI Technology Escrow Services, Inc., the escrow agent for the Escrow Materials.

"Employee VSC Assignments" shall mean the assignments by TMS employees and all other Persons who have worked on or contributed to in any way to the creation or development of the VSC Technology.

"Escrow Agreement" shall mean the Comprehensive Preferred Escrow Agreement among DSI Technology Escrow Services, Inc. ("DSI"), TMS, MI and the Company effective as of October 10, 2002.

"Escrow Materials" shall mean the Product Toolkits' source code, documentation and related material escrowed at DSI, and which are escrowed under the Post Closing Escrow Agreement.

"Escrow Termination" shall mean the termination of the Escrow Agreement by DSI, TMS, MI, and the Company.

"Federal Rules" and "Federal Rules of Civil Procedure" shall mean the Federal Rules of Civil Procedure as amended from time to time.

"Improvements" shall mean all modifications, variations and/or Releases of VSC Technology.

"Inventions" shall mean any writings, inventions, discoveries or Improvements.

"Lawsuit" shall mean the case in United States District Court for the Eastern District of North Carolina, Western Division, Court File No. 5:02W-778-H(3) captioned "Measurement Incorporated; TMS, Inc. (authorized to do business in North Carolina under the name TMSSequoia Corp.); and VSC Technologies, LLC vs. NCS Pearson, Inc." The Lawsuit shall be considered an Action.

"LLC DMR Agreement" shall mean the LLC DMR License Agreement between TMS and the Company dated October 10, 2002

"LLC DMR Termination" shall mean he termination of the LLC DMR Agreement at Closing.

"Master Agreement" shall mean the Master Agreement of VSC Technologies, LLC dated October 10, 2002.

"Master Agreement Termination" shall mean the termination of the Master Agreement at Closing.

"Member" shall mean each Person designated as a member of the Company in Section
4.1 or any other Person admitted as a member of the Company in accordance with this Agreement. "Members" refers to such Persons as a group

"Membership Interest" shall mean all of a Member's rights in the Company, including without limitation, the ownership interest set forth in Section 4.1, the right to receive distributions of the Company's assets as provided in this Agreement, any right to vote and any right to participate in the management of the Company as provided in the Act and this Agreement

"MI" shall mean Measurement Incorporated, a North Carolina corporation.

"MI DMR Agreement" shall mean the MI DMR License and Service Agreement between TMS and MI dated October 10, 2002.

"MI DMR Termination" shall mean he termination of the MI DMR Agreement at Closing.

"MI Release Letter" shall mean the letter to DSI by MI notifying DSI of a release condition under the Escrow Agreement.

"MI VSC Agreement" shall mean the MI VSC License and Service Agreement among the Company, TMS and MI dated October 10, 2002.

"MI VSC Termination" shall mean he termination of the MI VSC Agreement at Closing.

"NCS" shall mean NCS Pearson, Inc. or any of its affiliates, or any successors or assigns of NCS.

"Non-VSC Technology" shall mean the technology identified in Exhibit A to the Pegasus Software Development Services Agreement.

"Operating Agreement" shall mean the Operating Agreement of VSC Technologies, LLC dated October 10, 2002.

"Patent Rights" shall mean any patents, patent applications, certificates of invention, or applications for certificates of invention, together with any extensions, registrations, confirmations, reissues, divisions, continuations or continuations-in-part, reexaminations or renewals thereof, that may be sought throughout the world.

"Pegasus" shall mean PIC Acquisition, Inc. an Oklahoma Corporation, a wholly owned subsidiary of Pegasus Imaging Corporation, a Florida Corporation.

"Pegasus Software Development Services Agreement" shall mean that agreement entered into at Closing between MI, the Company and Pegasus for VSC software development work performed under various statements of work.

"Pegasus Termination Consent" shall mean the document confirming the consent by Pegasus of the termination by TMS of the LLC DMR Agreement, the MI DMR Agreement, the MI VSC Agreement, the TMS VSC Agreement the Escrow Agreement, and the Master Agreement.

"Person" shall mean a trust, an estate, a domestic corporation, a foreign corporation, a professional corporation, a partnership, a limited partnership, a limited liability company, a foreign limited liability company, an unincorporated association or another entity, or an individual including but not limited to an employee or an independent contractor.

"Post Closing Escrow Agreement" shall mean the escrow agreement entered into by MI, the Company, TMS and DSI for the escrow of the source code to the Product Toolkits.

"Product Toolkits" shall mean the Product Toolkits licensed to MI and the Company b Pegasus in the Product Toolkits VAR Agreement and whose source code is escrowed and managed under the Post Closing Escrow Agreement.

"Product Toolkits VAR Agreement" shall mean the Product Toolkits Value Added Reseller ("VAR") Software Product License Agreement between Pegasus, MI and the Company granting certain license rights to MI and the Company in the Product Toolkits.

"Program" shall mean the collaborative effort of TMS and MI, on behalf of the Company, for the development of the VSC Products utilizing the VSC Technology.

"Purchase Price" shall mean the purchase price for the TMS Interest, Two Hundred and Fifty Thousand and no/100 Dollars ($250,000).

"Releases" shall mean any official issuance of the Licensed Software, including any new version, error correction, revision, enhancement, improvement, and modification by TMS.

(a) "Update Release" shall mean issuance of the Licensed Software that contains corrections to errors ("bug fixes"). Update Release shall be denoted by a change to the one-hundredths digit to the right of the decimal point in the then current version of the Licensed Software (x.x(x)).

(b) "Upgrade/Enhancement Release" shall mean an improvement to an existing Licensed Software and/or the most recent version of the Licensed Software that is intended to extend the life or improve through enhanced performance of features and functions and is denoted by a change to the digit(s) to the right of the decimal point (x.(x)x) or by a change to the digit(s) to the left of the decimal point ((x.)xx) in the then current version of the Licensed Software.

"Rights Assignment" shall mean the assignment to the Company of all rights in the Inventions and other Technology pursuant to Section 7.5.1 of the Operating Agreement.

"Source Code" shall mean software Code in human readable form, including embedded explanatory comments.

"Technology" shall mean Inventions, whether patentable or not, trade secrets, copyrights, Code, Source Code, know-how, data, and Documentation.

"TMS" shall mean TMS, Inc., an Oklahoma corporation, d/b/a TMS Sequoia.

"TMS Action Documents" shall mean any and all other Documents, other than the Documents provided by TMS prior to Closing in response to NCS' first discovery request, that are reasonably believed to be relevant to an Action, including but not limited to all Documents relating to the contracts represented in Section
2.1.5 of the Purchase and Sale Agreement.

"TMS Books and Records" shall mean the all books of account of the Company and records in TMS' possession relating to the Operating Agreement and the Program.

"TMS Document Transfer Identification" shall mean the identification of the Documents transferred by TMS to Pegasus that relate to the Lawsuit or any other Action.

"TMS Interest" shall mean TMS' 50% Membership Interest in the Company.

"TMS Patent Assignments" shall mean the assignment to TMS by the inventors of the PCT application entitled "Constructed Response Scoring System."

"TMS Release Letter" shall mean the letter by TMS to DSI confirming the release condition noted by MI in its MI Release Letter and authoring the release of all Deposit Materials.

"TMS Rights" shall mean the grant in Section 7.1.1 of the Operating Agreement by TMS to the Company of a non-exclusive, worldwide, perpetual, royalty-free right and license under the Patent Rights of TMS and Technology Controlled by TMS, and the Non-VSC Trademarks.

"TMS VSC Agreement" shall mean the TMS VSC License Agreement between the Company and TMS dated October 10, 2002.

"TMS VSC Termination" shall mean the termination of the TMS VSC Agreement at Closing.

"VSC" shall mean the Virtual Scoring Center system utilizing the VSC Technology

"VSC Patent Rights" shall mean any worldwide Patent Rights with respect to the VSC Technology.

"VSC Products" shall mean: (i) products which utilize or incorporate VSC Technology, or (ii) products that are within the coverage of one or more claims of the Company Patent Rights.

"VSC Services" shall mean services performed utilizing VSC Technology or VSC Products.

"VSC Technology" shall mean the technology and patent rights representing the "Virtual Scoring Center" (VSC(R)) and all Improvements, derivative works and patent rights thereto